UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Bitwise Funds Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of incorporation or organization)	(see next page) (IRS Employer Identification No.)

c/o Bitwise Investment Manager, LLC 400 Montgomery Street, Suite 600 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered Shares of beneficial interest, no par value	Each Class is to be so Registered NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-264900

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the fund listed below, a separate series of Bitwise Funds Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 4 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-264900; 811-23801) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on February 6, 2023:

Fund Name	EIN
Bitwise Bitcoin Strategy Optimum Roll ETF	92-1132354

Item 2. Exhibits.

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit 28(a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, as filed with Securities and Exchange Commission on September 28, 2022.

2. The Trust’s By-Laws are included as Exhibit 28(b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, as filed with Securities and Exchange Commission on September 28, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bitwise Funds Trust

March 20, 2023	/s/ Johanna Collins-Wood
	Name:	Johanna Collins-Wood
	Title:	Vice President